TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, California 90067

Exhibit 5.1
January 17, 2018

Kindred Biosciences, Inc.
1555 Bayshore Highway, Suite 200
Burlingame, California 94010

Re: Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to Kindred Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date of this opinion letter. The Registration Statement relates to the Company’s offer, sale, and issuance from time to time, pursuant to Rule 415 under the Securities Act, of the following securities of the Company with an aggregate public offering price of up to $150,000,000: (1) shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”); (2) shares of the Company's preferred stock, par value $0.0001 per share (“Preferred Stock”), which may be issued in one or more series; (3) depositary shares of the Company representing fractional interests in shares of Preferred Stock (“Depositary Shares”); (4) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company and a trustee (the “Trustee”) to be named in the Indenture, the form of which is included as an exhibit to the Registration Statement; (5) warrants to purchase shares of Common Stock, shares of Preferred Stock, or Debt Securities, or any combination of such securities (“Warrants”); and (6) units consisting of any combination of shares of Common Stock, shares of Preferred Stock, Depositary Shares, Debt Securities, and/or Warrants (“Units”). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, and the Units collectively are referred to in this opinion letter as the “Securities.” The Registration Statement includes a prospectus (the “Prospectus”), which states that it will be supplemented from time to time by one or more supplements setting forth the specific terms of each offering of Securities (each, a “Prospectus Supplement”).
This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with rendering the opinions expressed below, we have reviewed and relied upon originals or copies of (1) the Registration Statement, (2) the Company’s Amended and Restated Certificate of Incorporation, including the Company’s Certificate of Designations of Series A Preferred Stock (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), each as amended to date, (3) resolutions adopted by the Company’s

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January 17, 2018

Board of Directors (the “Board of Directors”) pertaining to the Registration Statement, the Securities, and related matters, and (4) such certificates of public officials and officers of the Company, and such records of the Company and other documents, as we have deemed necessary or appropriate as a basis for our opinions. We also have reviewed such matters of the law described in the following paragraph as we considered necessary or appropriate as a basis for the opinions expressed below.
The law covered by our opinions expressed below is limited to (1) the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), including applicable rules and regulations promulgated under the Delaware Corporation Law and applicable reported judicial decisions interpreting the Delaware Corporation Law, (2) the internal laws of the State of California, excluding laws, rules, and regulations of any counties, cities, municipalities, and local agencies within California, and (3) with respect only to the opinions expressed below in paragraphs 3 and 4 below regarding Depositary Shares and Debt Securities, respectively, the internal laws of the State of New York, excluding laws, rules, and regulations of any counties, cities, municipalities, and local agencies within New York.
We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed below concern only laws that are in effect on the date of this opinion letter. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth in this opinion letter, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth below. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement other than as expressly stated in this opinion letter with respect to the issuance of the Securities.
Based upon and subject to the foregoing and the additional assumptions, qualifications, and limitations set forth below, we are of the opinion that:
1.    With respect to any shares of Common Stock offered by the Company pursuant to the Registration Statement, when (a) the issuance and the terms of the offering of such shares of Common Stock have been duly authorized and approved by all necessary corporate action by the Board of Directors in conformity with the Delaware Corporation Law and the Certificate of Incorporation and (b) such shares have been duly issued and delivered against payment of their full purchase price in an amount not less than the par value of such shares and in accordance with the duly executed and delivered applicable purchase, underwriting, or similar agreement approved by the Board of Directors and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement (and, if issued upon the exercise, conversion, or exchange of any Securities that are exercisable for, convertible into, or exchangeable for Common Stock, when such shares of Common Stock have been duly issued and delivered as contemplated by the exercise, conversion, or exchange terms of such Securities), such shares of Common Stock will be validly issued, fully paid, and nonassessable.

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January 17, 2018

2.    With respect to any shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement, when (a) the issuance and the terms of the offering of such shares of Preferred Stock have been duly authorized and approved by all necessary corporate action by the Board of Directors in conformity with the Delaware Corporation Law and the Certificate of Incorporation, including a duly adopted certificate of designations setting forth the rights, preferences, and privileges of such series of Preferred Stock conforming to the Delaware Corporation Law and filed with the Secretary of State of the State of Delaware, and (b) such shares have been duly issued and delivered against payment of their full purchase price in an amount not less than the par value of such shares and in accordance with the duly executed and delivered applicable purchase, underwriting, or similar agreement approved by the Board of Directors and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement (and, if issued upon the exercise, conversion, or exchange of any Securities that are exercisable for, convertible into, or exchangeable for Preferred Stock, when such shares of Preferred Stock have been duly issued and delivered as contemplated by the exercise, conversion, or exchange terms of such Securities), such shares of Preferred Stock will be validly issued, fully paid, and nonassessable.
3.    With respect to any Depositary Shares offered by the Company pursuant to the Registration Statement, when (a) the issuance and the terms of the offering of the Depositary Shares have been duly authorized and approved by all necessary corporate action by the Board of Directors, including a duly adopted certificate of designations setting forth the rights, preferences, and privileges relating to the series of Preferred Stock underlying the Depositary Shares conforming to the Delaware Corporation Law and filed with the Secretary of State of the State of Delaware, (b) the deposit agreement (the “Deposit Agreement”) relating to the Depositary Shares and the related depositary receipts (the “Depositary Receipts”) has been duly authorized and approved by all necessary corporate action by the Board of Directors and duly executed and delivered by the Company and the depositary appointed by the Company, (c) the issuance and the terms of the offering of the shares of Preferred Stock underlying the Depositary Shares have been duly authorized and approved by all necessary corporate action by the Board of Directors and such shares of Preferred Stock have been duly issued and delivered against payment of their full purchase price in an amount not less than the par value of such shares and deposited with the depositary under the Deposit Agreement, and (d) the Depositary Receipts have been duly executed, countersigned, registered, paid for, and delivered in accordance with the Deposit Agreement and the duly executed and delivered applicable purchase, underwriting, or similar agreement approved by the Board of Directors and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement, the Depositary Shares will be validly issued, fully paid and nonassessable.
4.    With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (b) the Trustee has been duly qualified to act as trustee under the Indenture following the filing of a Form T-1 with the Commission, (c) the issuance and the terms of the offering of such Debt Securities have been duly authorized and approved by all necessary corporate action by the Board of Directors, (d) the Indenture has been duly executed and delivered by the Company following authorization and

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approval by all necessary corporate action by the Board of Directors, (e) the Indenture has been duly executed and delivered by the Trustee, (f) such Debt Securities have been duly executed, authenticated, issued, and delivered against payment of their full purchase price and in accordance with the Indenture, the duly executed and delivered applicable purchase, underwriting, or similar agreement approved by the Board of Directors, and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement (and, if issued upon the exercise, conversion, or exchange of any Securities that are exercisable for, convertible into, or exchangeable for Debt Securities, when such Debt Securities have been duly issued and delivered as contemplated by the exercise, conversion, or exchange terms of such Securities), and (g) any Securities that are issuable upon conversion of such Debt Securities have been duly authorized and approved (and, if applicable, reserved for issuance) by all necessary corporate action by the Board of Directors, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5.    With respect to any Warrants offered by the Company pursuant to the Registration Statement, when (a) the issuance and the terms of the offering of such Warrants have been duly authorized and approved by all necessary corporate action by the Board of Directors and (b) such Warrants have been duly executed, issued, and delivered against payment of their full purchase price and in accordance with the duly executed and delivered applicable warrant, purchase, underwriting, or similar agreement approved by the Board of Directors and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement, and (c) the Securities that are issuable upon exercise of such Warrants have been duly authorized and approved (and, if applicable, reserved for issuance) by all necessary corporate action by the Board of Directors, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.    With respect to any Units offered by the Company pursuant to the Registration Statement, when (a) the issuance and the terms of the offering of such Units have been duly authorized and approved by all necessary corporate action by the Board of Directors and (b) such Units have been duly issued and delivered (and, if such Units are represented by certificates, such certificates representing Units have been duly executed and delivered) against payment of their full purchase price and in accordance with the duly executed and delivered applicable unit, purchase, underwriting, or similar agreement approved by the Board of Directors and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement, and (c) the Securities that are issuable as part of or upon exercise of such Units have been duly authorized and approved (and, if applicable, reserved for issuance) by all necessary corporate action by the Board of Directors, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
With your permission, we have made (and are relying upon) the following assumptions, without any independent investigation or inquiry by us, and our opinions expressed above are subject to, and limited and qualified by the effect of, the following assumptions: (1) all representations, warranties, and other statements as to factual matters that are contained in the documents that we reviewed in connection with this opinion letter are accurate and complete, and all corporate records furnished to us by the Company are accurate and complete; (2) the

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January 17, 2018

Registration Statement will be declared effective under the Securities Act prior to the Company’s offer, sale, or issuance of any Securities, and such effectiveness will not be suspended or terminated as of the date of the offer, sale, or issuance of any Securities; (3) the Board of Directors will adopt resolutions duly authorizing each offer, sale, and issuance of the Securities and establishing the terms of the offering of such Securities, and such resolutions will not be rescinded and will not be modified in a manner that adversely affects the opinions expressed above; (4) in compliance with the Securities Act and the rules and regulations thereunder, the Company will prepare and file with the Commission a Prospectus Supplement describing the terms of each offering of any Securities in compliance with the Securities Act and the rules and regulations thereunder; (5) a definitive purchase, underwriting, warrant, unit, or similar agreement (and, if applicable, the Deposit Agreement) will be duly executed and delivered by the Company and the other parties thereto with respect to each offer, sale, and issuance of any Securities, and each such agreement will constitute the valid and binding obligation of each party other than the Company enforceable against each party other than the Company in accordance with its terms; (6) if Debt Securities are issued, the Indenture will be duly executed and delivered by the Trustee and will constitute the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, and the executed Indenture will not differ in any material respect from the form of Indenture that is filed as an exhibit to the Registration Statement; (7) the number of shares of Common Stock or Preferred Stock, as applicable, to be issued pursuant to the Registration Statement, the Prospectus, and any Prospectus Supplement, together with the number of then-outstanding shares of Common Stock or Preferred Stock, will not exceed the number of shares of Common Stock or Preferred Stock authorized in the Certificate of Incorporation; (8) in connection with each issuance of any Securities, the Company will duly execute and deliver stock certificates, Depositary Receipts, promissory notes, warrant certificates, or unit certificates, as applicable, in the form filed, or to be filed, by the Company as exhibits to the Registration Statement or in the form of the applicable documents to be filed by the Company with the Commission and incorporated by reference into the Registration Statement, provided, that, with respect to any Common Stock, Preferred Stock, or Units issued on an uncertificated basis, the Company will comply with applicable law regarding notice requirements and the documentation of uncertificated securities; (9) all Securities will be offered, sold, and issued by the Company in compliance with applicable federal and state securities laws, rules, and regulations, including, without limitation, the Securities Act and the Trust Indenture Act, and the rules and regulations thereunder, and in the manner stated in the Registration Statement, the Prospectus, and the applicable Prospectus Supplement; (10) the Company’s offer, sale, and issuance of the Securities, and compliance with any definitive purchase, underwriting, warrant, unit, or similar agreement, or with the Deposit Agreement or the Indenture, pertaining to such offer, sale, and issuance, will not constitute a default under, or a breach of, any agreement to which the Company is a party or is otherwise subject, and neither the Certificate of Incorporation nor the Bylaws will be amended after the date of this opinion letter in a manner that would cause such offer or sale of any Securities to constitute a violation of the Certificate of Incorporation or Bylaws; (11) each purchase, underwriting, warrant, unit, or similar agreement pertaining to the offer, sale, and issuance of any Securities will be governed by the internal laws of the State of California, except that the Deposit Agreement, the Depositary Shares, the Depositary Receipts, the Indenture, and any related promissory notes will be governed by the internal laws of the State of New York; (12) if any Securities are issued by the Company upon the exercise, conversion, or

Kindred Biosciences, Inc.
January 17, 2018

exchange of other Securities, the exercise, conversion, or exchange terms of such Securities, as applicable, will be complied with; and (13) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic and complete; all documents submitted to us as certified, electronic, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic and complete; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.
Our opinions are subject to (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium, and other similar laws and court decisions relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, and fair dealing, and the discretion of the court before which a proceeding is brought, and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or otherwise illegal. Furthermore, we neither express nor imply any opinion as to (1) any provision for liquidated damages, default interest, default charges, late charges, monetary penalties, make-whole premiums, or other economic remedies to the extent such provisions are deemed to constitute a penalty, (2) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (3) waivers of rights or defenses, (4) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (5) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (6) the creation, validity, attachment, perfection, or priority of any lien or security interest, (7) advance waivers of claims, defenses, rights granted by law, notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (8) waivers of broadly or vaguely stated rights, (9) provisions for exclusivity, election, or cumulation of rights or remedies, (10) provisions authorizing or validating conclusive or discretionary determinations, (11) grants of setoff rights, (12) proxies, powers, and trusts, (13) any law, rule, or regulation relating to usury, (14) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, or (15) the severability, if invalid, of provisions to the foregoing effect. We neither express nor imply any opinion regarding the validity, binding effect, or enforceability of any agreement except to the extent expressly stated above in this opinion letter.

Kindred Biosciences, Inc.
January 17, 2018

This opinion letter is rendered to you in connection with the Registration Statement and may not be relied upon by you for any other purpose. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.
Very truly yours,

/s/ TroyGould PC

TROYGOULD PC